UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

Roivant Sciences Ltd.
(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-40782	98-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
(Address of Principal Executive Offices)

+44 207 400-3347
(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.0000000341740141 per share	ROIV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 24, 2024, Dermavant Sciences Ltd. (“DSL”), a subsidiary of Roivant Sciences Ltd. (“Roivant” or the “Company” ), and certain of DSL’s wholly-owned subsidiaries (together with DSL, “Dermavant”), entered into a series of agreements to renegotiate DSL’s existing debt obligations and reduce its potential cash payments due under these obligations by over $300 million in aggregate, of which an expected reduction of approximately $225 million would be achieved over the next three fiscal years (the “Debt Renegotiation”).

As part of the Debt Renegotiation, Dermavant entered into amendments to (i) the Revenue Interest Purchase and Sale Agreement dated as of May 14, 2021 (as amended from time to time, the “RIPSA”) with XYQ Luxco S.À R.L. (“XYQ Luxco”), NovaQuest Co-Investment Fund XVII, L.P., an affiliate of NovaQuest Capital Management, LLC, and MAM Tapir Lender, LLC, an affiliate of Marathon Asset Management, L.P. (collectively, the “RIPSA Purchasers”), together with U.S. Bank Trust Company (as successor in interest to U.S. Bank National Association), as collateral agent, (ii) the Credit Agreement dated as of May 14, 2021 (as amended from time to time, the “Credit Agreement”) with XYQ Luxco, as lender, and U.S. Bank Trust Company (as successor in interest to U.S. Bank National Association), as collateral agent, and (iii) the Funding Agreement dated as of July 10, 2018 (as amended from time to time, the “NovaQuest Agreement”) with NovaQuest Co-Investment Fund VIII, L.P. (“NovaQuest”), as described below.

In addition, as part of the Debt Renegotiation, (i) Roivant entered into an equity commitment letter (the “Equity Commitment Letter”) pursuant to which Roivant has agreed to contribute $195 million to DSL in exchange for DSL issuing Roivant convertible preferred shares with a liquidation preference equal to 1.5 times its invested capital, and (ii) DSL issued each of the RIPSA Purchasers and NovaQuest common shares in an aggregate amount equal to approximately 13.2% of DSL’s issued and outstanding common and preferred shares (on an as converted basis), which common shares include certain antidilution top-up rights tied to Roivant’s equity commitment. At closing of the Debt Renegotiation and giving effect to the funding by Roivant of the full $195 million preferred equity commitment made to DSL, Roivant will own approximately 87% of DSL’s issued and outstanding common and preferred shares and approximately 82% of DSL on a fully-diluted basis, inclusive of issued but unexercised warrants and options and restricted stock units held by current and former employees and other service providers (for purposes of this calculation, assuming no future incentive equity grants).

Amendment to the RIPSA

On May 24, 2024, Dermavant entered into an amendment to the RIPSA (the “RIPSA Amendment”), which provides for, among other things, a near-term cap on the royalties currently payable to the RIPSA Purchasers, equal to $6 million per fiscal year for each of the fiscal years ended March 31, 2025, 2026 and 2027. The RIPSA Amendment did not otherwise amend the amount of the royalty payable to the RIPSA Purchasers, which is based on a capped single-digit revenue interest in net sales of VTAMA for all dermatological indications in the U.S., up to a cap of $344 million. The RIPSA Amendment also includes certain other modifications to non-economic terms of the RIPSA, including certain representations and covenants relating to the continued validity of, and performance by Roivant under, the Equity Commitment Letter.

Amendment to the Credit Agreement

On May 24, 2024, Dermavant entered into an amendment to the Credit Agreement (the “Credit Agreement Amendment”), which provides for an extension of the maturity date of the Credit Agreement from May 2026 to May 2028 and an increase in the interest rate payable on borrowings under the Credit Agreement from 10% to 12.25% per annum. The Credit Agreement Amendment also provides that Dermavant has the option to prepay the Credit Agreement in whole or in part, subject to (i) until May 2025, a prepayment premium of 5.0% of the principal amount being repaid (plus the present value of all future scheduled interest on the principal being prepaid that would accrue through May 2025 calculated based on a discount rate equal to the treasury rate plus 100 basis points, except in the event the prepayment is due to a change of control), (ii) from May 2025 to May 2026, a prepayment premium of 5.0% of the principal amount being repaid, and (iii) from May 2026 to May 2027, a prepayment premium of 2.5% of the principal amount being repaid. From May 2027 through maturity, the Credit Agreement may be prepaid in whole or in part without a prepayment premium. All other material terms of the Credit Agreement remain substantially the same. The Credit Agreement Amendment also includes certain other modifications to non-economic terms of the Credit Agreement, including certain representations and covenants relating to the continued validity of, and performance by Roivant under, the Equity Commitment Letter.

Amendment to the NovaQuest Agreement

On May 24, 2024, Dermavant entered into an amendment to the NovaQuest Agreement (the “NovaQuest Agreement Amendment” and, together with the RIPSA Amendment and the Credit Agreement Amendment, the “Amendments”). The NovaQuest Agreement Amendment provides for the elimination of fixed quarterly payments totaling $176.3 million that would have been due and payable following regulatory approval of tapinarof in the U.S. for atopic dermatitis, if approved. In addition, the NovaQuest Agreement Amendment (i) eliminates payments of up to $141.0 million to NovaQuest that would have been due and payable upon achievement of certain commercial milestones by Dermavant and (ii) amends the timing of remaining cash payments, which now total $122.5 million in aggregate, to be paid between the fiscal years ending March 31, 2025 and March 31, 2029. The NovaQuest Agreement Amendment also includes certain other modifications to non-economic terms of the NovaQuest Agreement, including certain representations and covenants relating to the continued validity of, and performance by Roivant under, the Equity Commitment Letter.

The foregoing descriptions of the Amendments are not complete and are qualified in their entirety by reference to the full text of the Amendments, copies of which will be filed as exhibits to Roivant’s next quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and will be publicly available.

Forward Looking Statements

This communication contains forward-looking statements. Statements in this communication may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words or similar expressions. These words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company’s forward-looking statements include, but are not limited to, statements regarding the Company’s or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts, including statements about the clinical and therapeutic potential of the Company’s products and product candidates, the availability and success of topline results from the Company’s ongoing clinical trials, any commercial potential of the Company’s products and product candidates, the expected benefits of the Debt Renegotiation, the Company’s anticipated future financial and operating performance and results. In addition, any statements that refer to projections, forecasts or other characterizations of future events, results or circumstances, including any underlying assumptions, are forward-looking statements. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including the possibility that the Company does not realize the benefits expected to be achieved by the Debt Renegotiation, and those factors described in the Company’s filings with the SEC (including under the headings “Forward-Looking Statements” and “Risk Factors”). Moreover, the Company operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of the Company’s management as of the date of this communication, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, the Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROIVANT SCIENCES LTD.

Date: May 30, 2024	By:	/s/ Matt Maisak
Name: Matt Maisak
Title: Authorized Signatory